Exhibit 3.86

BYLAWS

OF

HEALTHSOUTH of Montgomery, Inc.

ARTICLE I

OFFICES

Section 1.1 Location. The address of the registered office of HEALTHSOUTH of Montgomery, Inc. (the “Corporation”) in the State of Alabama and the name of the registered agent at such address shall be as specified in the Articles of Incorporation or, if subsequently changed, as specified in the most recent Statement of Change filed pursuant to Section 10-2A-30 of the Alabama Business Corporation Act. The Corporation may also have other offices at such places within or without the State of Alabama as the Board of Directors may from time to time designate or the business of the Corporation may require.

Section 1.2 Change of Location. In the manner designated by Section 10-2A-30 of the Alabama Business Corporation Act, the Board of Directors or the registered agent may change the address of the Corporation’s registered office in the State of Alabama and the Board of Directors may change the designation of the registered agent.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the shareholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at the registered office of the Corporation, or at such other place within or without the State of Alabama as the Board of Directors may fix by resolution or as set forth in the notice of the meeting. In the event that the Board of Directors shall not otherwise fix the time, date and place of meeting, the annual meeting shall be held at the registered office of the Corporation at 11:00 a.m, on the third Thursday of April of each year, commencing with the year 1994, but if such a date is a legal holiday, then on the next succeeding business day.

Section 2.2 Special Meetings. Special meetings of shareholders, unless otherwise prescribed by law, may be called at any time by the Chairman of the Board, by the President or by order of the Board of Directors. Special meetings of shareholders prescribed by law for the election of Directors shall be called by the Board of Directors, the Chairman of the Board, the President, or the Secretary whenever required to do so pursuant to applicable law. Special meetings of shareholders shall be held at such time and such place, within or without the State of Alabama, as shall be designated in the notice of meeting.

Section 2.3 List of Shareholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of shareholders, a complete list, based upon the record date for such meeting determined pursuant to Section 5.8, of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder who makes written request therefor, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal office of the Corporation. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger or the list of shareholders entitled to vote at any meeting, or to inspect the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 2.4 Notice of Meetings. Written notice of each annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed, in writing, at least ten but not more than fifty days before the date of such meeting, to each shareholder entitled to vote thereat. If mailed, such notice shall be deposited in the United States mail, postage prepaid, directed to such shareholder at his address as the same appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that notice has been duly given shall be evidence of the facts stated therein.

Notwithstanding the provisions of this Section 2.4, the stock or bonded indebtedness of the Corporation shall not be increased at a meeting unless notice of such meeting shall be given as may be required by Section 234 of the Constitution of Alabama.

Section 2.5 Adjourned Meetings and Notice Thereof. Any meeting of shareholders may be adjourned to another time or place, and the Corporation may transact at any adjourned meeting any business which might have been transacted at the original meeting. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless (a) any adjournment or series of adjournments caused the original meeting to be adjourned for more than thirty days after the date originally fixed therefor, or (b) a new record date is fixed for the adjourned meeting. If notice of an adjourned meeting is given, such notice shall be given to each shareholder of record entitled to vote at the adjourned meeting in the manner prescribed in Section 2.4 for the giving of notice of meetings.

Section 2.6 Quorum. At any meeting of shareholders, except as otherwise expressly required by law or by the Articles of Incorporation, the holders of record of at least 51% of the outstanding shares of capital stock entitled to vote or act at such meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business, but less than a quorum shall have power to adjourn any meeting until a quorum shall be present. When a quorum is once present to organize a meeting, the quorum cannot be destroyed by the subsequent withdrawal or revocation of the proxy of any shareholder. Shares of capital stock owned by the Corporation or by another corporation, if a majority of the shares of such other corporation entitled to vote in the election of Directors is held by the Corporation, shall not be counted for quorum purposes or entitled to vote.

Section 2.7 Voting. At any meeting of shareholders, each shareholder holding, as of the record date, shares of stock entitled to be voted on any matter at such meeting shall have one vote on each such matter submitted to vote at such meeting for each such share of stock held by such shareholder, as of the record date, as shown by the list of shareholders entitled to vote at the meeting, unless the Articles of Incorporation provide for more or less than one vote for any share, on any matter, in which case every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, provided that no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest, whether in the stock itself or in the Corporation generally, sufficient in law to support an irrevocable power.

The Board of Directors, the Chairman of the Board, the President or the person presiding at a meeting of shareholders may appoint one or more persons to act as inspectors of voting at any meeting with respect to any matter to be submitted to a vote of shareholders at such meeting, with such powers and duties, not inconsistent with applicable law, as may be appropriate.

Section 2.8 Action by Consent of Shareholders. Unless otherwise provided in the Articles of Incorporation, whenever any action by the shareholders at a meeting thereof is required or permitted by law, the Articles of Incorporation, or these Bylaws, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of the outstanding stock entitled to vote with respect to the subject matter thereof; provided, however, that authority for an increase in the stock or bonded indebtedness of the Corporation may be given by the shareholders of the Corporation only at a duly held meeting thereof. Such consent shall have the same force and effect as a unanimous vote of shareholders, and may be stated as such in any writing or documents, including those required to be filed with the Judge of Probate under the provisions of the Alabama Business Corporation Act.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and have such authority and do all such lawful acts and things as are permitted by law, the Articles of Incorporation or these Bylaws.

Section 3.2 Number of Directors. The Board of Directors of the Corporation shall consist of one or more members. The exact number of Directors which shall constitute the whole

Board of Directors shall be fixed from time to time by resolution adopted by a majority of the whole Board of Directors. Until the number of Directors has been so fixed by the Board of Directors, the number of Directors constituting the whole Board of Directors shall be three. After fixing the number of Directors constituting the whole Board of Directors, the Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, from time to time change the number of Directors constituting the whole Board of Directors.

Section 3.3 Qualification. Directors must be natural persons but need not be shareholders of the Corporation. Directors who willfully neglect or refuse to produce a list of shareholders entitled to vote at any meeting for the election of Directors shall be ineligible for election to any office at such meeting.

Section 3.4 Election. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, after the first meeting of the Corporation at which Directors are elected, Directors of the Corporation shall be elected in each year at the annual meeting of shareholders, or at a special meeting in lieu of the annual meeting called for such purpose, by a plurality of votes cast at such meeting. The voting on Directors at any such meeting shall be by written ballot unless otherwise provided in the Articles of Incorporation.

Section 3.5 Term. Each Director shall hold office until his successor is duly elected and qualified, except in the event of the earlier termination of his term of office by reason of death, resignation, removal or other reason.

Section 3.6 Resignation and Removal. Any Director may resign at any time upon written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares of capital stock then entitled to vote at an election of Directors, except as otherwise provided by applicable law.

Section 3.7 Vacancies. Vacancies in the Board of Directors shall be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose.

If one or more Directors shall resign from the Board of Directors effective at a future date, a majority of the Directors then in office, including those who have so resigned at a future date, shall have power to fill such vacancy or vacancies, the vote thereon to take effect and the vacancy to be filled when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this Section 3.7 in the filling of other vacancies.

Each Director chosen to fill a vacancy on the Board of Directors shall hold office until the next annual election of Directors and until his successor shall be elected and qualified.

Section 3.8 Quorum and Voting. Unless the Articles of Incorporation provide otherwise, at all meetings of the Board of Directors, 75% of the total number of Directors shall be present to constitute a quorum for the transaction of business. A Director interested in a contract or transaction may not be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes the contract or transaction. In the absence of a quorum, a majority of the Directors present may adjourn the meeting until a quorum shall be present.

Unless the Articles of Incorporation provide otherwise, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Articles of Incorporation or these Bylaws shall require a vote of a greater number.

Section 3.9 Regulations. The Board of Directors may adopt such rules and regulations for the conduct of the business and management of the Corporation, not inconsistent with law or the Articles of Incorporation or these Bylaws, as the Board of Directors may deem proper. The Board of Directors may hold its meetings and cause the books and records of the Corporation to be kept at such place or places within or without the State of Alabama as the Board of Directors may from time to time determine. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of his duties, be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a) One or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

(b) Counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person’s professional or expert competence; or

(c) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

A person who so performs his duties shall have no liability by reason of being or having been a Director of the corporation.

Section 3.10 Annual Meeting. An annual meeting of the Board of Directors shall be called and held for the purpose of organization, election of officers and transaction of any other business. If such meeting is held promptly after and at the place specified for the annual meeting of shareholders, no notice of the annual meeting of the Board of Directors need be given. Otherwise, such annual meeting shall be held at such time (not more than thirty days after the annual meeting of shareholders) and place as may be specified in a notice of the meeting.

Section 3.11 Regular Meetings. Regular meetings of the Board of Directors shall be held at the time and place, within or without the State of Alabama, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 3.12 Special Meetings. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by the Chairman of the Board or the President, and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of a majority of the whole Board of Directors directed to the Chairman of the Board, the President or the Secretary. Except as provided below, notice of any special meeting of the Board of Directors, stating the time, place and purpose of such special meeting, shall be given to each Director,

Section 3.13 Notice of Meetings; Waiver of Notice. Notice of any meeting of the Board of Directors shall be deemed to be duly given to a Director (i) if mailed to such Director addressed to him at his address as it appears upon the books of the Corporation, or at the address last made known in writing to the Corporation by such Director as the address to which such notices are to be sent, at least five days before the day on which such meeting is to be held, or (ii) if sent to him at such address by telegraph, cable, radio or wireless not later than the day before the day on which such meeting is to be held, or (iii) if delivered to him personally or orally, by telephone or otherwise, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purposes thereof.

Notice of any meeting of the Board of Directors need not be given to any Director if waived by him in writing (or by telegram, cable, radio or wireless and confirmed in writing) whether before or after the holding of such meeting, or if such Director is present at such meeting. Any meeting of the Board of Directors shall be a duly constituted meeting without any notice thereof having been given if all Directors then in office shall be present thereat.

Section 3.14 Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation.

Except as hereinafter provided, vacancies in membership of any committee shall be filled by the vote of a majority of the whole Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee (and his alternate appointed pursuant to the immediately preceding sentence, if any), the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Members of a committee shall hold office for such period as may be fixed by a resolution adopted by a majority of the whole Board of Directors, subject, however, to removal at any time by the vote of a majority of the whole Board of Directors.

Section 3.15 Powers and Duties of Committees. Any committee, to the extent provided in the resolution or resolutions creating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority to declare a dividend or distribution from capital surplus, issue capital stock, amend the Articles of Incorporation, adopt a plan of merger or consolidation, recommend to the shareholders the sale, lease exchange, mortgage, or other disposition of all or substantially all of the Corporation’s property and assets otherwise than in the usual and regular course of business, recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution, fill vacancies in the Board of Directors, or amend the Bylaws.

Each committee may adopt its own rules of procedure and may meet at stated times or on such notice as such committee may determine. Except as otherwise permitted by these Bylaws, each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3.16 Compensation of Directors. Each Director shall be entitled to receive, for attendance at each meeting of the Board of Directors or any duly constituted committee thereof which he attends, such fee as is fixed by the Board, and in connection therewith shall be reimbursed by the Corporation for travel expenses. The fees to such Directors may be fixed in unequal amounts among them, taking into account their respective relationships to the Corporation in other capacities. These provisions shall not be construed to preclude any Director from receiving compensation in serving the Corporation in any other capacity.

Section 3.17 Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV

OFFICERS

Section 4.1 Principal Officers. The principal officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Secretary and a Treasurer and may, at the discretion of the Board of Directors, also include a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, and a Controller. Except as otherwise provided in the Articles of Incorporation or these Bylaws, one person may hold the offices and perform the duties of any two or more of said principal offices. None of the principal officers need be Directors or shareholders of the Corporation.

Section 4.2 Election of Principal Officers; Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at such annual meeting of the Board of Directors. Failure to elect any principal officer annually shall not dissolve the Corporation.

If the Board of Directors shall fail to fill any principal office at an annual meeting, or if any vacancy in any principal office shall occur, or if any principal office shall be newly created, such principal office may be filled at any regular or special meeting of the Board of Directors.

Each principal officer shall hold office until his successor is duly elected and qualified, or until his earlier death, resignation or removal, provided that the terms of office of all Vice Presidents shall terminate at any annual meeting of the Board of Directors at which the President is elected.

Section 4.3 Subordinate Officers, Agents and Employees. In addition to the principal officers, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries, and such other subordinate officers, agents and employees as the Board of Directors may deem advisable, each of whom shall hold office for such period and have such authority and perform such duties as the Board of Directors, the Chairman of the Board, the President, or any officer designated by the Board of Directors, may from time to time determine. The Board of Directors at any time may appoint and remove, or may delegate to any principal officer the power to appoint and to remove, any subordinate officer, agent or employee of the Corporation.

Section 4.4 Delegation of Duties of Officers. The Board of Directors may delegate the duties and powers of any officer of the Corporation to any other officer or to any Director for a specified period of time for any reason that the Board of Directors may deem sufficient.

Section 4.5 Removal of Officers. Any officer of the Corporation may be removed, with or without cause, by resolution adopted by a majority of the Directors then in office at any regular or special meeting of the Board of Directors or by a written consent signed by all of the Directors then in office, but such removal shall be without prejudice to the contract rights, if any, of the officer so removed. Election or appointment to an office shall not of itself create contract rights.

Section 4.6 Resignations. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board, to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified in the notice, the acceptance of a resignation shall not be necessary to make the resignation effective.

Section 4.7 Chairman of the Board. The Chairman of the Board shall preside at all meetings of shareholders and of the Board of Directors at which he is present. The Chairman of the Board shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 4.8 President. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors at which he is present. The President shall be the chief executive officer of the Corporation and shall have general supervision over the business and affairs of the Corporation and shall be responsible for carrying out the policies and objectives established by the Board of Directors. The President shall have all powers and duties usually incident to the office of the President, except as specifically limited by a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

Section 4.9 Vice President. In the absence or disability of the President or if the office of President be vacant, the Vice Presidents, in the order determined by the Board of Directors, or if no such determination has been made, in the order of their seniority, shall perform the duties and exercise the powers of the President, subject to the right of the Board of Directors at any time to extend or confine such powers and duties or to assign them to others. Any Vice President may have such additional designation in his title as the Board of Directors may determine. The Vice Presidents shall generally assist the President in such manner as the President shall direct. Each Vice President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

Section 4.10 Secretary. The Secretary shall act as Secretary of all meetings of shareholders and of the Board of Directors at which he is present, shall record all the proceedings of all such meetings in a book to be kept for that purpose, shall have supervision over the giving and service of notices of the Corporation, and shall have supervision over the care and custody of the records and seal of the Corporation. The Secretary shall be empowered to affix the corporate seal to documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary shall have all powers and duties usually incident to the office of Secretary, except as specifically limited by a resolution of the Board of Directors. The Secretary shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

Section 4.11 Treasurer. The Treasurer shall have general supervision over the care and custody of the funds and over the receipts and disbursements of the Corporation and shall cause the funds of the Corporation to be deposited in the name of the Corporation in such banks or other depositories as the Board of Directors may designate. The Treasurer shall have supervision over the care and safekeeping of the securities of the Corporation. The Treasurer shall have all powers and duties usually incident to the office of Treasurer, except as specifically limited by a resolution of the Board of Directors. The Treasurer shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

Section 4.12 Controller. The Controller shall be the chief accounting officer of the Corporation and shall have supervision over the maintenance and custody of the accounting operations of the Corporation, including the keeping of accurate accounts of all receipts and disbursements and all other financial transactions. The Controller shall have all powers and duties usually incident to the office of Controller, except as specifically limited by a resolution of the Board of Directors. The Controller shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors or the President.

Section 4.13 Bond. The Board of Directors shall have power, to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duties in such form and with such surety or sureties as the Board of Directors may determine.

ARTICLE V

CAPITAL STOCK

Section 5.1 Issuance of Certificates of Stock. Each shareholder of the Corporation shall be entitled to a certificate or certificates in such form as shall be approved by the Board of Directors, certifying the number of shares of capital stock of the Corporation owned by such shareholder.

Section 5.2 Signatures on Stock Certificates. Certificates for shares of capital stock of the Corporation shall be signed by, or in the name of the Corporation by, the Chairman of the Board, the President, a Vice President or the Treasurer and by, or in the name of the corporation by, the Secretary, an Assistant Secretary or an Assistant Treasurer. Any of or all the signatures on the certificates may be a facsimile, but if all of these signatures are facsimiles, the certificate must also be countersigned by a transfer agent, or registered by a registrar other than the Corporation itself. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such signer were such officer at the date of issue.

Each certificate representing shares of the Corporation shall state upon the face thereof;

1. That the Corporation is organized under the laws of the State of Alabama;

2. The name of the person to whom issued;

3. The number and class of shares, and the designation of the series, if any, which such certificate represents; and

4. The par value of each share represented by such certificate, or a statement that the shares are without par value; provided, however, that for shares having a par value, a statement on the certificate that the par value of each share represented thereby will be as set forth from time to time in the Articles of Incorporation of the Corporation, as amended, shall be sufficient.

Section 5.3 Stock Ledger. A record of all certificates for capital stock issued by the Corporation shall be kept by the Secretary or any other officer or employee of the Corporation designated by the Secretary or by any transfer clerk or transfer agent appointed pursuant to Section 5.4 hereof. Such record shall show the name and address of the person, firm or corporation in whose name certificates for capital stock are registered, the number of shares represented by each such certificate, the date of each such certificate, and in case of certificates which have been cancelled, the dates of cancellation thereof.

The Corporation shall be entitled to treat the holder of record of shares of capital stock as shown on the stock ledger as the owner thereof and as the person entitled to receive dividends thereon, to vote such shares and to receive notice of meetings, and for all other purposes. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of capital stock on the part of any other person whether or not the Corporation shall have express or other notice thereof.

Section 5.4 Regulations Relating to Transfer. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the Articles of Incorporation or these Bylaws, concerning issuance, transfer and registration of certificates for shares of capital stock of the Corporation. The Board of Directors may appoint, or authorize any principal officer to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars and may require all certificates for capital stock to bear the signature or signatures of any of them.

Section 5.5 Transfers. Transfers of capital stock shall be made on the books of the Corporation only upon delivery to the Corporation or its transfer agent of (i) a written direction of the registered holder named in the certificate or such holder’s attorney lawfully constituted in writing, (ii) the certificate for the shares of capital stock being transferred, and (iii) a written assignment of the shares of capital stock evidenced thereby.

Section 5.6 Cancellation. Each certificate for capital stock surrendered to the Corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 5.7) until such existing certificate shall have been cancelled.

Section 5.7 Lost, Destroyed, Stolen and Mutilated Certificates. In the event that any certificate for shares of capital stock of the Corporation shall be mutilated, the Corporation shall issue a new certificate in place of such mutilated certificate. In case any such certificate shall be lost, stolen or destroyed, the Corporation may, in the discretion of the Board of Directors or a committee designated thereby with power so to act, issue a new certificate for capital stock in the place of any such lost, stolen or destroyed certificate. The applicant for any substituted certificate or certificates shall surrender any mutilated certificate or, in the case of any lost, stolen or destroyed certificate, furnish satisfactory proof of such loss, theft or destruction of such certificate and of the ownership thereof. The Board of Directors or such committee may, in its discretion, require the owner of a lost or destroyed certificate, or his representatives, to furnish to the Corporation a bond with an acceptable surety or sureties and in such sum as will be sufficient to indemnify the Corporation against any claim that may be made against it on account of the lost, stolen or destroyed certificate or the issuance of such new certificate. A new certificate may be issued without requiring a bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 5.8 Fixing of Record Dates.

(a) The Board of Directors may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of any meeting of shareholders, nor more than fifty days prior to any other action, for the purpose of determining shareholders entitled to notice of or to vote at such meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

(b) If no record date is fixed by the Board of Directors:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii) The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first consent is expressed;

(iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification. The Corporation shall, to the full extent permitted by applicable law, indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation or of a constituent corporation absorbed by the Corporation in a consolidation or merger or is or was serving at the request of the Corporation or such constituent corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, was or is a party or is threatened to be a party to:

(a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or,

(b) any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit.

Expenses incurred by a Director, officer, employee or agent of the Corporation in defending an action, suit or proceeding described in subsections (a) and (b) above may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if and to the extent that it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 6.1.

Any indemnification or advancement of expenses by the Corporation pursuant hereto shall be made only in the manner and to the extent authorized by applicable law, and any such indemnification or advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 6.2 Indemnification Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under applicable law.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Corporate Seal. The seal of the Corporation shall be circular in form with the name of the Corporation, the year of its organization and the words “Corporate Seal - Alabama” inscribed thereon. The seal may be used by causing it to be affixed or impressed, or a facsimile thereof may be reproduced or otherwise used in such manner as the Board of Directors may determine.

Section 7.2 Fiscal Year. The fiscal year of the Corporation shall be from January 1 to December 31, inclusive, in each year, or such other twelve consecutive months as the Board of Directors may designate.

Section 7.3 Waiver of Notice. Whenever any notice is required to be given under any provision of law, the Articles of Incorporation, or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Articles of Incorporation.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.4 Execution of Instruments, Contracts, Etc.

(a) All checks, drafts, bills of exchange, notes or other obligations or orders for the payment of money shall be signed in the name of the Corporation by the President or such other officer or officers or person or persons, as the Board of Directors may from time to time designate.

(b) Except as otherwise provided by law, the Board of Directors, any committee given specific authority in the premises by the Board of Directors, or any committee given authority to exercise generally the powers of the Board of Directors during the intervals between meetings of the Board of Directors, may authorize any officer, employee or agent, in the name of and on behalf of the Corporation, to enter into or execute and deliver deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

(c) All applications, written instruments and papers required by or filed with any department of the United States Government or any state, county, municipal or other governmental official or authority, may, if permitted by applicable law, be executed in the name of the Corporation by any principal officer or subordinate officer of the Corporation, or, to the extent designated for such purpose from time to time by the Board of Directors, by an employee or agent of the Corporation. Such designation may contain the power to substitute, in the discretion of the person named, one or more other persons.

ARTICLE VIII

AMENDMENTS

Section 8.1 By Shareholders. These Bylaws maybe amended, altered or repealed, or new Bylaws may be adopted, at any meeting of shareholders by the vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote thereat, provided that, in the case of a special meeting, notice that an amendment is to be considered and acted upon shall be inserted in the notice or waiver of notice of said meeting.

Section 8.2 By Directors. Unless otherwise provided in the Articles of Incorporation, these Bylaws may be amended, altered or repealed, or new Bylaws may be adopted, at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the whole Board; provided, however, that the Board of Directors may not alter, amend, or repeal any Bylaw establishing what constitutes a quorum at shareholders’ meetings.

At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

If less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or if there be classes of Directors, at an election of the class of Directors of which he is a part.

June 6, 1994

AMENDMENT TO BYLAWS

The Bylaws of the Corporation are hereby amended to provide that in addition to the seal of the corporation authorized by these Bylaws, the Secretary and any Assistant Secretary of the Corporation are authorized to use a seal which has the name “HRC Subsidiary” in place of the Corporation’s name and such alternative seal shall have the same force and effect as the seal otherwise authorized by these Bylaws.